EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 5, 2000, included or incorporated by reference in Watsco, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Form S-8 Registration Statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
   June 10, 2000.